UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2026

NEXGEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41173	26-4042544
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2150 Cabot Boulevard West, Suite B Langhorne, Pennsylvania	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NXGL	The Nasdaq Capital Market LLC
Warrants to Purchase Common Stock	NXGLW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, at a Special Meeting of Stockholders of NexGel, Inc. (the “Company”) held on September 23, 2026, the Company’s stockholders approved, among other things, a proposal granting the Company’s Board of Directors (the “Board”) discretionary authority to effect a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (“Common Stock”), at a ratio of not less than 1-for-2 and not more than 1-for-20, with the exact ratio and timing to be determined by the Board in its sole discretion within one year of stockholder approval.

The Board has determined to effect the reverse stock split at a ratio of 1-for-20 (the “Reverse Stock Split”). On October 7, 2026, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to its Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. The Reverse Stock Split will become effective at 12:01 a.m., Eastern Time, on October 12, 2026 (the “Split Effective Time”), pursuant to the terms of the Certificate of Amendment.

At the Split Effective Time, every twenty (20) shares of Common Stock issued and outstanding immediately prior to the Split Effective Time will automatically, and without any action on the part of the holders thereof, be combined and reclassified into one (1) validly issued, fully paid and non-assessable share of Common Stock. The par value of the Common Stock will remain $0.001 per share, and the Reverse Stock Split will not change the number of shares of capital stock the Company is authorized to issue.

No fractional shares of Common Stock will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share of Common Stock as a result of the Reverse Stock Split will instead receive one whole share of Common Stock in lieu of such fractional share (i.e., each fractional share resulting from the Reverse Stock Split will be rounded up to the nearest whole share). No stockholders will receive cash in lieu of fractional shares.

Proportional adjustments will be made to the number of shares of Common Stock issuable upon the exercise or conversion of the Company’s outstanding equity awards, convertible preferred stock, warrants and other convertible or exercisable securities, and to the exercise, conversion or purchase prices thereof, in each case in accordance with the terms of the applicable award or security.

Following the Split Effective Time, the Company’s Common Stock will continue to be listed on The Nasdaq Capital Market under the symbol “NXGL,” but will trade under a new CUSIP number, 65344E 206.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation, as amended, of NexGel, Inc., filed with the Secretary of State of the State of Delaware on October 7, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2026

NEXGEL, INC.

	By:	/s/ Brian J. Kieser
Brian J. Kieser
Interim Chief Executive Officer